UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K	OMB Number: 3235-0060 Expires: March 31, 2018 Estimated average burden hours per response……..5.71

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 4, 2017

MAJOR LEAGUE FOOTBALL, INC (MLFB)
(Exact name of registrant as specified in its charter)

Delaware	000-51132	20-1568059
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9515 Atlanta Ave. Suite 5746 Huntington Beach, CA	92616
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(949) 981-2357

Former Address:

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     o

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     oI

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On October 4, 2017, MLFB terminated Frank Murtha, Senior Executive Vice President from all positions with MFLB. Mr. Murtha responded to his termination by questioning the financial assets of Jerry Craig, CEO and director. MFLB is investigating these claims despite Mr. Murtha’s improper activities at MFLB that led to his termination and the fact that Mr. Murtha, a disbarred attorney, personally conducted due diligence into Mr. Craig’s financial assets prior to Mr. Craig’s appointment as Director and CEO. Mr. Craig denies Mr. Murtha’s claims, and questions Mr. Murtha’s motive. Mr. Craig is fully cooperating in the investigation.

The departure of Mr. Murtha leaves Jerry C. Craig as the sole director and officer of MFLB. Mr. Craig is taking action to retain independent directors as soon as practical.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJOR LEAGUE FOOTBALL, INC.

By:	/s/Jerry C. Craig
Jerry C. Craig, President and CEO

Dated: October 5, 2017

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